UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   January 6, 2014

CARDINAL FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	0-24557 (Commission File Number)	54-1874630 (I.R.S. Employer Identification No.)

8270 Greensboro Drive, Suite 500 McLean, Virginia (Address of principal executive offices)	22102 (Zip Code)

Registrant’s telephone number, including area code:  (703) 584-3400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.             Other Events.

On January 6, 2014, Cardinal Financial Corporation (“Cardinal”) issued a press release announcing that it has received the required regulatory approvals from the Federal Reserve Bank of Richmond and the Virginia State Corporation Commission for its previously announced acquisition of United Financial Banking Companies, Inc. (“United Financial”).  Cardinal also announced that its wholly-owned bank subsidiary, Cardinal Bank, received the necessary regulatory approvals from the Federal Deposit Insurance Corporation and the Virginia State Corporation Commission for the merger of The Business Bank, the wholly-owned bank subsidiary of United Financial, with and into Cardinal Bank.  United Financial shareholders approved the merger of United Financial with and into Cardinal in December 2013.

Cardinal and United Financial have scheduled the closing of their merger to occur as of the close of business on January 15, 2014, subject to the satisfaction of closing conditions.  The merger of The Business Bank with and into Cardinal Bank is expected to occur in early March 2014.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.             Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

99.1	Press release dated January 6, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDINAL FINANCIAL CORPORATION
(Registrant)

Date: January 6, 2014	By:	/s/ Mark A. Wendel
Mark A. Wendel
Executive Vice President and
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press release dated January 6, 2014.